UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013 (May 23, 2013)

BankUnited, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane
Miami Lakes, FL 33016
(Address of principal executive offices) (Zip Code)

(305) 569-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 23, 2013, BankUnited, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) and the following proposals were voted on:

Proposal No. 1:     To elect ten directors to the Company’s Board of Directors (the “Board”) to serve until the next annual meeting of stockholders or until that person’s successor is duly elected and qualified.

Proposal No. 2: To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2013.

Proposal No. 3:     To approve the BankUnited, Inc. Annual Incentive Plan, including for purposes of satisfying the stockholder approval requirement of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Each proposal is described in detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission (the “SEC”) on April 25, 2013. The results of such stockholder votes are set forth below.

Proposal No. 1: All of the director nominees were elected to the Board based upon the following votes:

Nominee	For	Withheld	Broker Non-Vote
John Bohlsen	88,932,171	74,607	2,821,616
Chinh E. Chu	88,933,288	73,490	2,821,616
Ambassador Sue M. Cobb	88,590,231	416,547	2,821,616
Eugene F. Demark	88,641,982	364,796	2,821,616
Michael J. Dowling	88,919,725	87,053	2,821,616
John A. Kanas	88,374,914	631,864	2,821,616
Thomas M. O’Brien	88,653,634	353,144	2,821,616
Wilbur L. Ross, Jr.	61,839,207	27,167,571	2,821,616
P. Olivier Sarkozy	88,931,820	74,958	2,821,616
Lance N. West	88,932,277	74,501	2,821,616

Proposal No. 2: The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 received the following votes:

For	Against	Abstain	Broker Non-Vote
91,782,722	22,575	23,097	—

Proposal No. 3: The proposal to approve the BankUnited, Inc. Annual Incentive Plan, including for purposes of satisfying the stockholder approval requirement of Section 162 (m) of the Internal Revenue Code of 1986, as amended, received the following votes:

For	Against	Abstain	Broker Non-Vote
88,255,991	558,826	191,961	2,821,616

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKUNITED, INC.

Dated: May 30, 2013	By:	/s/ Leslie Lunak
Name: Leslie Lunak
Title: Chief Financial Officer